OPERATING AGREEMENT
                                       OF
                       UDC AT POWER RANCH MARKETING L.L.C.

         This Operating Agreement (the "Agreement") is entered into as of December ___, 1997, between SunPower Properties L.L.C., an Arizona limited liability company ("SunPower"), and UDC Homes, Inc., a Delaware corporation ("UDC"), as Members of the Company.

         SECTION 1. DEFINITIONS; THE COMPANY

         1.1 Definitions. Capitalized words and phrases used in this Agreement shall have the meanings set forth in Section 10.14 hereof.

         1.2 Formation. The Members hereby form the Company as a limited liability company pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement and in the Articles of Organization.

         1.3 Name. The name of the Company is UDC Power Ranch Marketing L.L.C. The name of the Company may be changed by the Executive Committee upon written notice to the Members.

         1.4 Purposes. The purposes of the Company and the general character of its business are to market and sell residential units within an age restricted residential community on the Property in Gilbert, Arizona.
In furtherance of its business, the Company shall be authorized to:

                  1.4.1 acquire all or portions of the Property;

                  1.4.2 own, operate, lease, maintain, manage, alter, expand, remodel, repair, replace and otherwise deal with any improvements constructed on the Property;

                  1.4.3 grant easements or other property rights by documents that are customarily recorded with respect to all or any part of the Property and subject all or any part of the Property to covenants, conditions, restrictions, improvement districts, community facilities districts and similar arrangements, including, without limitation, age restriction covenants;

                  1.4.4 hold all or any part of the Property for investment;

                  1.4.5 borrow money and in connection therewith, mortgage, encumber, pledge, hypothecate, or subject to a deed of trust all or any part of the Property;

                  1.4.6 sell, exchange, transfer, assign or otherwise dispose of the Property and/or any improvements constructed thereon; and

                  1.4.7 engage in all activities that are reasonably necessary, convenient or incidental to the accomplishment of the foregoing business purposes.

The Company shall be a limited liability company only for the purposes specified in this Section 1.4 (the "Permitted Activities"). The Company shall not engage in any activity or business other than the Permitted Activities, and neither Member shall have any authority to hold itself out as a general agent of the other Member in any other business or activity.

         1.5 Intent. It is the intent of the Members that the Company shall always be operated in a manner consistent with its treatment as a "partnership" for federal and state income tax purposes. It also is the intent of the Members that the Company not be operated or treated as a "partnership" for purposes of
Section 303 of the federal Bankruptcy Code. No Member shall take any action inconsistent with the express intent of the parties hereto.

         1.6 Office. The principal office of the Company shall be maintained at 6710 North Scottsdale Road, Scottsdale, Arizona 85253, or at such other location or locations in Maricopa County, Arizona as the Executive Committee may from time to time designate by written notice to the Members.

         1.7 Agent for Service of Process. The name and address of the agent for service of legal process on the Company in Arizona are FC Service Corporation, 3003 North Central Avenue, Suite 2600, Phoenix, Arizona 85012 (Attention: Gregg Hanks). The Company's agent for service of legal process may be changed by the Executive Committee upon written notice to the Members.

         1.8 Term. The term of the Company shall commence on the date that the Articles of Organization are filed with the Arizona Corporation Commission and shall continue until the Company is dissolved in accordance with this Agreement.

         1.9 Articles of Organization. The Members shall cause articles of organization (the "Articles of Organization") to be filed with the Arizona Corporation Commission and shall file any amendments to the Articles of Organization deemed necessary by them to reflect amendments to this Agreement adopted by the Members in accordance with the terms hereof.

         1.10 Independent Activities.

                  1.10.1 The General Scope of Independent Activities. The Members hereby expressly agree and acknowledge that each of the Members (either directly, or through its Affiliates, officers, directors, members, shareholders, agents and employees) is involved in transactions, investments and business ventures and undertakings of every nature, which include, without limitation, activities which are not associated in any manner with real estate as well as the ownership, construction, development, marketing, sale and operation of real property and improvements of every type and nature thereon (all such investments and activities being referred to hereinafter as the "Independent Activities").

                  1.10.2 Specific Independent Activities. Without limiting the generality of Section 1.10.1, the Members acknowledge that (a) the Independent Activities of SunPower and its Affiliates include, without limitation, the ownership and development of real property adjacent to the Property that may be deemed to be in competition with the Property for utility and other services, purchasers and other matters; and (b) the Independent Activities of UDC include, without
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limitation,  the ownership and  development of residential  real estate projects throughout Maricopa County, Arizona.

                  1.10.3 Waiver of Rights with Respect to Independent Activities. Nothing in this Agreement shall be construed to: (a) prohibit any Member or its Affiliates from continuing, acquiring, owning or otherwise participating in any Independent Activity that is not owned or operated by the Company, even if such Independent Activity is or may be in competition with the Company; or (b) require any Member to allow the Company or the other Member to participate in the ownership or profits of any such Independent Activity. To the extent any Member would have any rights or claims against the other Member as a result of the Independent Activities of such Member or its Affiliates, whether arising by statute, common law or in equity, the same are hereby waived with respect to the operation of the Company and the marketing and sale of the Project.

                  1.10.4 Limitation on Company Opportunities. Each Member hereby represents and warrants to the other Member that it has not been offered, as an inducement to enter into this Agreement, the opportunity to participate with the other Member in the ownership or profits of any Independent Activity of any kind whatsoever of such Member or its Affiliates. The Members expressly acknowledge that the opportunities of the Company shall be limited to the Permitted Activities with respect to the Property and shall not extend to any property, investment or activity other than the Permitted Activities conducted solely on or with respect to the Property.

                  1.10.5 Acknowledgment of Reasonableness. The Members hereby expressly acknowledge, represent and warrant that they are sophisticated developers and investors, they understand the terms, conditions and waivers set forth in this Section 1.10 and that the provisions of this Section 1.10 are reasonable, taking into account the relative sophistication and bargaining position of the Members.

         SECTION 2. MEMBERS; PERCENTAGE INTERESTS; CAPITAL
         CONTRIBUTIONS; LOANS

         2.1 Members. The name and address of each Member are set forth on the signature pages to this Agreement.

         2.2 Percentage Interests. The Members' initial Percentage Interests in the Company are as follows:

                  SunPower            50%
                  UDC                 50%

At each time (if any) that the percentage interests of UDC and SunPower in UDC/SunPower L.L.C. are adjusted as set forth in Section 2.7 of the Operating Agreement of UDC/SunPower L.L.C. the Members' Percentage Interests in this Company shall be adjusted so that at all times, the Members' Percentage Interests in UDC/SunPower L.L.C. and in this Company are identical.

         2.3 Initial Capital Contributions. Upon execution of this Agreement, UDC shall contribute $5,000 in cash to the Company and SunPower shall contribute $5,000 in cash to the Company.
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
         2.4 Additional Capital Contributions.

                  2.4.1 Intent to Finance Approved Expenses. If, during the term of the Company, funds available to the Company are insufficient to pay Approved Expenses when due, the Executive Committee shall use its best efforts to obtain a loan from a third party lender (or from a Member, if no third party lender is willing to lend sufficient funds to the Company on terms acceptable to the Executive Committee) to fund such insufficiency.

                  2.4.2 Inability to Obtain Financing; Request for Additional Capital Contributions. If the Executive Committee is unable to secure financing to pay such Approved Expenses on terms acceptable to the Executive Committee, then the Executive Committee shall send a written request to the Members and the Members shall contribute to the Company, in proportion to their Percentage Interests, as "Additional Capital Contributions," an amount equal to any such insufficiency. Additional Capital Contributions required under the immediately preceding sentence shall be due and payable in cash within 15 days following a written request therefor from the Executive Committee. Additional Capital Contributions shall be applied by the Company solely to pay Approved Expenses.

                  2.4.3 Limitation on Additional Capital Contributions. In no event shall Additional Capital Contributions exceed $5,000 in the aggregate for UDC or $5,000 in the aggregate for SunPower without the prior written consent of both Members.

                  2.4.4 Failure of Executive Committee to Request Additional Capital Contributions. If the Executive Committee fails to request Additional Capital Contributions to fund any Approved Expenses after demand to do so is made upon the Executive Committee in writing by any Member, any Member may request Additional Capital Contributions pursuant to this Section 2.4.

         2.5 Limitations Pertaining to Capital Contributions.

                  2.5.1 Return of Capital. Except as otherwise provided in this Agreement, no Member shall withdraw any Capital Contributions or any money or other property from the Company without the written consent of the other Member. Under circumstances requiring a return of any Capital Contributions, no Member shall have the right to receive property other than cash, unless otherwise specifically agreed in writing by the Members at the time of such distribution.

                  2.5.2 No Interest or Salary. No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company or otherwise in its capacity as a Member, except as otherwise expressly provided in this Agreement.

                  2.5.3 Liability of Members. Except as agreed upon in writings signed by the Members, no Member shall be liable for the debts, liabilities, contracts or any other obligations of the Company. Except as agreed upon by the Members, and except as otherwise provided by Section 29-651 of the Act or by any other applicable state law, the Members shall be liable only to make their Capital Contributions to the extent provided in Sections 2.3 and 2.4 hereof and no
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Member shall be required to make any other Capital  Contributions or to loan any amounts to the Company. No Member shall have any personal liability for the repayment of the Capital Contributions or loans of the other Member.

                  2.5.4 No Third Party Rights. Nothing contained in this Agreement is intended or will be deemed to benefit any creditor of the Company, and no creditor of the Company will be entitled to require the Executive Committee or any Member to solicit or demand Additional Capital Contributions.

                  2.5.5 Withdrawal. Except as provided in Section 8 hereof, no Member may voluntarily or involuntarily withdraw from the Company or terminate its interest therein without the prior written consent of the other Member. Any Member who withdraws from the Company in breach of this Section 2.5.5:

                              2.5.5.1  shall  be  treated  as an  assignee  of a
Member's interest, as provided in the Act;

                              2.5.5.2 shall have no right to  participate in the
business and affairs of the Company or to exercise any rights of a Member under this Agreement or the Act; and

                              2.5.5.3  shall,  subject  to Section  8.5  hereof,
continue to share in distributions from the Company, on the same basis as if such Member had not withdrawn, provided that any damages to the Company as a result of such withdrawal shall be offset against amounts that would otherwise be distributed to such Member. The right to share in distributions granted under this Section 2.5.5 shall be in lieu of any right the withdrawn Member may have under the Act to receive a distribution or payment of the fair value of the Member's interest in the Company.

         2.6 Failure to Contribute.

                  2.6.1 Default Notice. If any Member (a Non-Contributing Member") fails to fund its Additional Capital Contributions when due, any Member which has funded its Additional Capital Contributions (a "Contributing Member") may give written notice (the "Contribution Notice") to the Non-Contributing
Member, setting forth the amount of the delinquent Additional Capital Contribution (the "Deficit Amount"). From and after the Contribution Notice, the Non-Contributing Member's Representatives shall cease to be members of the Executive Committee (with the Contributing Member's Representatives, if any, serving as the sole members of the Executive Committee). The rights suspended under the immediately preceding sentence shall be reinstated only upon the Non-Contributing Member's funding of the Deficit Amount or repayment of the applicable Default Loan.

                  2.6.2 Default Remedies. If the Non-Contributing Member fails to contribute the Deficit Amount to the Company within 15 days following the Contribution Notice, the Nondefaulting Member may elect to:

                              2.6.2.1 recover from the Company the entire amount
of its Additional Capital Contribution made at the time when the Non-Contributing Member failed to fund its Additional Capital Contribution; or
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
                              2.6.2.2  fund as a loan (a "Default  Loan") to the
Non-Contributing Member, all or part of the Deficit Amount by advancing funds directly to or for the account of the Company.

The foregoing remedies shall be treated for all purposes as concurrent, nonexclusive remedies.

                  2.6.3 Election by Contributing Member to Make Default Loans. Within 30 days following the Contribution Notice (if the Non-Contributing Member still has not funded its Deficit Amount), the Contributing Member shall provide written notice to the Non-Contributing Member stating whether the Contributing Member desires to make a Default Loan. The Non-Contributing Member may make a Default Loan at any time within 60 days following the Contribution Notice. Default Loans shall be payable on the terms and conditions set forth in Section
2.6.4. The failure of a Contributing Member to give a Contribution Notice under this Section 2.6.3 shall not impair or otherwise affect any other remedy available to the Contributing Member under Section 2.6.2 hereof.

                  2.6.4 Terms of Default Loans. Default Loans shall bear simple (noncompounded) interest at the greater of (a) the Prime Rate plus 1% per annum, or (b) 15% per annum; provided that any Arizona laws limiting the rate of interest that may be legally charged with respect to a Default Loan shall be taken into account and, if applicable, the rate of interest charged on the Default Loans shall be reduced to the maximum rate of interest permitted by such laws.

                  2.6.5 Accounting. The Non-Contributing Member shall be treated as having made an Additional Capital Contribution in the amount of any Default Loan made to it by the Contributing Member pursuant to Section 2.6.3 hereof.

                  2.6.6 Treatment of Distributions. While any Default Loan is outstanding, all payments and cash distributions to which the Non-Contributing Member is entitled pursuant to Section 3.1, 5.8 or 9.2 hereof shall be paid to the Contributing Member, first, in payment of the unpaid interest outstanding on its Default Loan, and then in payment of the outstanding principal balance on its Default Loan, until the Default Loan has been paid in full. Amounts paid to the Contributing Member pursuant to the preceding sentence shall be treated as payments or distributions to the Non-Contributing Member, as appropriate. Amounts treated as payments shall reduce the amounts, if any, owed by the Company to the Non-Contributing Member, and amounts treated as distributions shall be debited to the Non-Contributing Member's Capital Account, and shall be treated for all purposes of this Agreement as though all such amounts had been paid or distributed directly to the Non-Contributing Member under Section 3.1,
5.8 or 9.2, as applicable.

         SECTION 3.  DISTRIBUTIONS

         3.1   Distributions.   Except  as   provided   in   Section  9  hereof,
distributions of Net Cash Flow, if available, shall be made to the Members on a quarterly basis in proportion to their Percentage Interests.
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         SECTION 4. TAX ALLOCATIONS

         4.1 General Allocation Rules.

                  4.1.1 General Allocation Rule. For each taxable year of the Company, after the application of Section 4.2 hereof, Profits and/or Losses shall be allocated to the Members in a manner which causes each Member's Adjusted Capital Account Balance to equal the amount that would be distributed to such Member pursuant to Section 9.2.3.2 hereof upon a hypothetical liquidation of the Company in accordance with Section 4.1.2 below.

                  4.1.2 Hypothetical Liquidation Defined. In determining the amounts distributable to the Members under Section 9.2.3.2 upon a hypothetical liquidation, it shall be presumed that (a) all of the Company's assets are sold at their respective values reflected on the books of account of the Company, determined in accordance with Code Section 704(b) and Regulations thereunder ("Book Value"), without further adjustment, (b) payments to any holder of a nonrecourse debt are limited to the Book Value of the assets securing repayment of such debt, and (c) the proceeds of such hypothetical sale are applied and distributed in accordance with Section 9.2 hereof.

                  4.1.3 Special Loss Allocation. If the Company incurs Losses at any time when the Members' Adjusted Capital Account Balances have been reduced to or below zero, such Losses shall be allocated to the Members in proportion to their Percentage Interests.

                  4.1.4 Special Profits Allocation. If the Company incurs Profits at any time when the Members' Adjusted Capital Account Balances are less than zero and the hypothetical liquidation described in Section 4.1.2 would not result in any distributions to the Members, Profits shall be allocated to the Members in proportion to their negative Adjusted Capital Account Balances, until such negative balances have been eliminated.

                  4.1.5 Item Allocations. To the extent the Executive Committee, upon consultation with the Company's accountants, determines that allocations of Profits and/or Losses over the term of the Company are not likely to produce the Adjusted Capital Account Balances intended under this Section 4.1, then special allocations of income, gain, loss and/or deduction shall be made as deemed necessary by the Executive Committee to achieve the intended Adjusted Capital Account Balances.

         4.2 Regulatory and Curative  Allocations.  The allocations set forth in
Section 4.1 are intended to comply with the requirements of Regulations Sections 1.704-1(b) and 1.704-2. If the Company incurs "nonrecourse deductions" or "partner nonrecourse deductions," or if there is any change in the Company's "minimum gain" or "partner nonrecourse debt minimum gain," as defined in such Regulations, or if the Executive Committee determines that the foregoing allocations fail for any reason to comply with the Regulations, the allocation of Profits, Losses and items thereof to the Members shall be modified in a reasonable manner deemed necessary or advisable by the Executive Committee to comply with the Regulations; provided that to the extent permitted by the Regulations, all "nonrecourse deductions" shall be allocated to the Members in proportion to their Percentage Interests.
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         4.3 Capital  Account.  A Capital  Account shall be maintained  for each
Member in accordance with the Regulations, under uniform policies and procedures established by the Executive Committee.

         SECTION 5. MANAGEMENT

         5.1 Management of Company.

                  5.1.1 General. Except as specifically provided in Section 5.5, the right to manage, control and conduct the business and affairs of the Company shall be vested solely in the Executive Committee.

                              5.1.1.1  Executive  Committee.  The Members  shall
establish a committee (the "Executive Committee"), which (subject to the provisions of Section 2.6.1) shall consist of four representatives (individually, a "Representative" and collectively the "Representatives") to act on behalf of the Members on all matters relating to the Company. SunPower shall designate two Representatives (with its initial Representatives being John W. Graham and James C. Hoselton) and UDC shall designate two Representatives (with its initial Representatives being Robert McLaughlin and Darrell Bolognesi). Representatives may be changed upon written notice from the Member which appointed the Representative who is being changed to the other Member, provided that all successor Representatives of a Member shall be reasonably acceptable to the other Member. Each of SunPower and UDC may appoint one or more alternates for the Representative(s) appointed by it, which alternate(s) shall be reasonably acceptable to the other Member and shall have all the powers of the initially designated Representative(s) in his (their) absence or inability to serve.

                              5.1.1.2  Meetings.  A  meeting  of  the  Executive
Committee may be called by any Member or its Representatives upon written notice delivered not less than five business days before the meeting, setting forth the time and general purpose of the meeting. Unless the Representatives collectively agree otherwise (which agreement may include an arrangement to hold meetings by telephone conference), all meetings shall be held in the offices of the Company. Representatives may bring to any meeting such employees, agents, professionals and advisors as they deem necessary or appropriate to assist them at such meeting.

                              5.1.1.3 Decisions.  All decisions of the Executive
Committee shall require unanimous agreement of the Representatives, which may be stated in person or given by proxy or pursuant to written agreements signed by the Representatives (with or without holding a meeting). Subject to the provisions of Section 5.5, any Dispute (as defined in Section 5.3) with respect to decisions by the Executive Committee shall be subject to resolution in accordance with Section 5.4.

                              5.1.1.4 Required Effort. The Representatives shall
devote such time to the Company and its business as is appropriate to conduct the business of the Executive Committee in an effective manner, but shall not be required to devote their full time efforts to the Executive Committee or the Company.
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                              5.1.1.5 Indemnity; Insurance. The liability of the
Representatives shall be limited, and the Representatives shall be indemnified for their acts to the extent provided in Section 5.7 hereof. Either Member may procure (at its sole expense) errors and omissions insurance coverage for its Representatives, for policy limits and risks reasonably acceptable to such Member.

                  5.1.2 Assignment and Delegation of Duties. The Executive Committee shall apportion responsibility for the management and operation of the Company between the Members on a reasonable basis, such that the responsibilities and duties allocated to the Members are commensurate with their respective ownership interests in the Company. The responsibilities allocated to each Member shall include specific duties, privileges, powers and authority as deemed necessary by the Executive Committee to further the business and operations of the Company.

                  5.1.3 Duties and Authority of Members.

                              5.1.3.1  Right  and  Duty  to  Complete  Allocated
Responsibilities. Subject to the Approved Budgets, and to any additional limitations that may be imposed from time to time by the Executive Committee, each Member shall have the right and the duty to exert reasonable efforts in a prompt and businesslike manner to do, accomplish and complete, in accordance with this Agreement, all responsibilities and duties allocated to it by the Executive Committee.

                              5.1.3.2 Standard of Performance. Each Member shall
exercise such skill and care in fulfilling its responsibilities and duties as a prudent developer with experience in developing projects like the Project would exercise in dealing with its own property.

                              5.1.3.3 Effort. The Members shall devote such time
to the Company as is appropriate to supervise and complete in an effective manner the tasks and activities assigned to them, but shall not be required to devote their full time efforts to the Company.

                              5.1.3.4  Means  of  Performance.  Each  Member  is
hereby authorized to take all actions reasonably deemed necessary by it to carry out its rights and duties under this Agreement. Subject to the Approved Budget, and to any additional limitations that may be imposed from time to time by the Executive Committee, each Member may engage independent contractors at the expense of the Company to assist such Member in performing its duties under this Agreement and to render services to the Company in connection with the marketing and sale of the Project.

                  5.1.4 Signature Power of Members. Either Member, acting alone and without the joinder of the other Member, shall have the power to execute and deliver documents and instruments of every type and nature on behalf of the Company, which shall be binding on the Company; provided, however, that the signature of both Members shall be required for documents evidencing Major Decisions. Any Person dealing with the Company may rely, without further inquiry, on a certificate signed by any Member as to the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the Member or which are in any other manner germane to the affairs of the Company. The Members' respective Representatives shall be their designated agents to execute documents on behalf of each such Member and, in addition, each
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Member may provide to the other Member from time to time  written  notice of any other agents designated by the Member to execute documents on its behalf.

         5.2 Approval of Budgets.

                  5.2.1 Types of Budgets. From time to time during the marketing of the Project, the Representatives shall prepare and present for the approval of the Executive Committee in accordance with Section 5.3 the following budgets (each, a "Budget"): (a) a separate, general budget for each phase of the Project setting forth in general terms the budget needs for such phase over its anticipated marketing term, (b) a separate annual budget for each phase of the Project currently being marketed, setting forth in specific terms and specific detail all costs expected to be incurred under the relevant marketing plan, and
(c) a separate annual operating budget for the Company, setting forth in detail all anticipated Company expenses which are not addressed in other more specific budgets. Any Representative may from time to time submit revisions or modifications to Budgets to the Executive Committee for approval; provided that no revisions or modifications shall be implemented unless approved in accordance with Section 5.3 hereof.

                  5.2.2 Annual Operating Budgets. Not later than 90 days following the execution of this Agreement, the Executive Committee shall approve, in accordance with the provisions of Section 5.3, an initial operating budget for the 1998 calendar year (the "Initial Operating Budget"). The Representatives shall present a revised annual operating budget for approval by the Executive Committee not later than November 1 of each year preceding the year covered by the proposed budget. The Executive Committee shall approve the annual operating budget by December 1 of each year in accordance with the provisions of Section 5.3.

                  5.2.3 Limitation on Expenditures; Use of Reserves. Budgets shall include a reasonable contingency reserve for unanticipated costs associated with the matters covered thereby. Specific expenditures to market the Project may be made only pursuant to an Approved Budget; provided that the Members shall have discretion to use contingency reserves included in any Approved Budget in any reasonable manner and shall be permitted to make reasonable adjustments between line items reflected on an Approved Budget if the expenses intended to be paid pursuant to the line item from which funds are transferred are in fact incurred and paid (at a total cost less than budgeted) and the items on which the transferred funds are expended were included among the items set forth in the Approved Budget (and were incurred at a cost greater than budgeted). Notwithstanding the foregoing, any increase in excess of 25% in any individual line item in an Approved Budget that exceeds $25,000 shall require the approval of the Executive Committee.

                  5.2.4 Definitions Relating to Budgets. The Initial Operating Budget and each other Budget, including any revisions thereto, which is approved in accordance with Section 5.3 hereof, shall be termed an "Approved Budget." All expense items identified in the Company's Approved Budgets from time to time shall constitute "Approved Expenses" of the Company.

         5.3 Mechanism for Obtaining Consents. The Representatives may propose approval of Budgets and amendments thereto and any marketing plans with respect to the Project by the Executive Committee by giving notice thereof to each Representative (which notice may include alternative recommendations or proposals by the Representatives). The Representatives shall cooperate in good faith to reach unanimous agreement on all matters submitted for the approval of the Executive Committee (including, without limitation, the matters set forth in
Section 5.5 hereof, any Budgets, marketing plans and modifications thereto proposed by a Representative and any other matters proposed by the Representatives) within 30 days of their submission to the Executive Committee. If agreement by a unanimous vote of the Representatives cannot be achieved with respect to a particular issue (the absence of agreement on that issue being referred to herein as a "Dispute") within such 30-day period, the parties wish to provide for an efficient and prompt resolution thereof through the dispute resolution mechanism of Section 5.4, rather than through litigation. Accordingly, the Members hereby waive their rights to institute litigation with respect to any Dispute arising under this Agreement, and consent instead to be bound by the results of the dispute resolution mechanism of Section 5.4. Notwithstanding the foregoing, disagreements with respect to matters described in Section 5.5 shall not be "Disputes" nor be subject to resolution pursuant to
Section 5.4, provided that a disagreement regarding whether any act is outside the scope of the Company's Permitted Activities shall constitute a Dispute and shall be subject to resolution pursuant to Section 5.4.

         5.4 Dispute Resolution.

                  5.4.1 Initial Designation of Arbitrators. The Company shall maintain a list of five or more individuals whom the Members have mutually agreed are qualified to serve as arbitrators to resolve Disputes. The initial arbitrator list shall be agreed upon by the Members and attached to this Agreement not later than January 15, 1998.

                  5.4.2 Disclosure of Business Relationships; Replacement of Arbitrator. The Members shall disclose to each other in writing all material business relationships they have had in the past five years with any arbitrator before an arbitrator is added to the arbitrator list. The Members shall also disclose to each other in writing all material business relationships they develop with an arbitrator once the arbitrator has been added to the arbitrator list. An individual shall remain on the arbitrator list until removed by the mutual consent of the Members; provided that if any Person designated on the arbitrator list dies, refuses to serve or for any other reason is unable to serve, the Members shall designate an additional Person to fill the vacancy on the arbitrator list. An individual shall be added to the arbitrator list only upon the unanimous consent of the Members; provided that if a vacancy on the arbitrator list is not filled within 30 days of the event that caused such vacancy, the remaining Persons on the arbitrator list shall promptly choose a new arbitrator to fill the vacancy.

                  5.4.3 Dispute Notice. If both Representatives of a Member believe that a Dispute exists, the Member shall notify the other Member thereof, which notice (a "Dispute Notice") shall identify the Dispute and set forth briefly the notifying Member's position with respect to the Dispute. As promptly as practicable, and in any event within one week of the giving of the Dispute Notice, the Members shall meet in an attempt to resolve the Dispute. If the Dispute cannot be resolved at that meeting, either Member may institute the arbitration process on the terms set forth in Section 5.4.4.

                  5.4.4 Arbitration. The arbitration process shall be conducted by an arbitrator selected by random means from the arbitrator list described above. In general, the arbitrator shall follow the rules of the American Arbitration Association, but shall have discretion to vary from those guidelines in light of the nature or circumstances of any particular Dispute. In all events, unless waived by the Members, the arbitrator will conduct an arbitration hearing at which the Members and their counsel shall be present and have the opportunity to present evidence and examine the evidence presented by the other Member. The proceedings at the arbitration hearing shall, unless waived by the Members, be conducted under oath and before a court reporter. Upon the conclusion of the arbitration hearing, the arbitrator shall and must select the position offered by one of the Members with respect to each individual Dispute (i.e., each issue presented for resolution), without variation. The parties shall cooperate in good faith to permit a conclusion of the arbitration hearing within 90 days following the meeting described in Section 5.4.3, and shall endeavor to submit a joint statement setting forth each Dispute to be resolved, including a summary of each Member's position on each Dispute. The decision of the arbitrator with respect to any Dispute shall be final and binding on the Members and shall be treated as an approval of the matter subject to the Dispute by the Members pursuant to Section 5.3.

                  5.4.5 Standards of Conduct. The Members agree that with respect to all aspects of the dispute resolution process contained herein they will conduct themselves in a manner intended to assure the integrity and fairness of that process. To that end, if a Dispute is submitted to arbitration, the Members agree that they will not contact or communicate with the arbitrator with respect to any Dispute either ex parte or outside of the contacts and communications contemplated by this Section 5.4, and the Members further agree that they will cooperate in good faith in the production of documentary and testimonial evidence in a prompt and efficient manner to permit the review and evaluation thereof by the other Member.

                  5.4.6 Costs. The cost of resolving any Dispute by arbitration shall be borne by the Company (and shall be treated as an Approved Expense for all purposes of this Agreement).

         5.5 Major Decisions. Notwithstanding any provision of this Agreement to the contrary, the following matters (each, a "Major Decision") shall require the consent of both Members, which may be withheld in the sole and absolute discretion of each Member (and which shall not be subject to resolution pursuant to Section 5.4 hereof):

                  5.5.1 Any amendment to this Agreement;

                  5.5.2 An act which is outside the scope of the Company's Permitted Activities;

                  5.5.3 The dissolution of the Company pursuant to Section 9.1 hereof;

                  5.5.4 Admission of any new Member to the Company;

                  5.5.5 Filing, consenting to or acquiescing in any act or event that would constitute an event of bankruptcy with respect to the Company;

                  5.5.6 Acquiring by lease, purchase or otherwise additional real property;

                  5.5.7 Any call for Additional Capital Contributions in excess of the aggregate cap on Additional Capital Contributions set forth in Section 2.4;

                  5.5.8  Incurring  any  material  cost or  expense  that is not
authorized  in  an  Approved   Budget  or  undertaking   any  activity  that  is
inconsistent with any approved marketing plan;

                  5.5.9 Determining the amount of reserves to be maintained by the Company;

                  5.5.10 Borrowing or incurring an obligation for borrowed funds in any amount, unless such borrowing is specifically contemplated in an Approved Budget or is accomplished pursuant to a Default Loan as provided in Section 2.6 hereof;

                  5.5.11 Entering into or making bulk sales or long term leases of substantial portions of the Property; or

                  5.5.12  Entering  into  any  contract  or  arrangement   which
requires any payments to any Affiliate of a Member, except as expressly authorized by this Agreement.

 . The provisions of this Section 5.6 are intended to serve as guidelines to the Executive Committee in attempting to agree on any approved marketing plan, and the Approved Budgets and other matters contemplated by this Agreement (and to serve as a basis or standard to be applied by an arbitrator pursuant to Section
5.4 hereof, if necessary).

                  5.6.1 Agreement to Optimize Returns. It is the intent of the Company to market the Project as soon as market and other circumstances reasonably permit. Any marketing plan shall be prepared in a manner which optimizes the Members' returns from the Project over its contemplated development cycle, consistent with good land planning principles, prudent business practices and market conditions.

                  5.6.2 Consideration of Parties' Varying Interests. Any marketing plan and each Budget shall take into consideration all of the facts relating to the Members and the Property, including the Members' respective capital investments and interests in the Company, the economic sharing arrangements contemplated by this Agreement and the need for marketing and sale of the Property in an orderly manner that protects the interests of all Members.

         5.7 Limitations on Liability; Indemnity. No Member, its Representatives or its or their Affiliates (an "Actor") shall be liable to the Company or the other Members for actions taken in good faith by the Actor in connection with the Company or its business; provided that the Actor shall in all instances remain liable for acts in breach of this Agreement or which constitute bad faith, fraud, willful misconduct or gross negligence (except to the extent the Company is compensated for the same by insurance coverage maintained in accordance with this Agreement). The Company, its receiver or trustee shall indemnify, defend and hold harmless each Actor, to the extent of the Company's assets (without any obligation of any Member to make contributions to the Company to fulfill such indemnity), from and against any liability, damage, cost, expense, loss, claim or judgment incurred by the Actor arising out of any claim based upon acts performed or omitted to be performed by the Actor in connection with the business of the Company, including without limitation attorneys' fees and costs incurred by the Actor in the settlement or defense of such claim; provided that no Actor shall be indemnified for claims based upon acts performed or omitted in breach of this Agreement or which constitute bad faith, fraud, willful misconduct or gross negligence.

         5.8 Compensation and Expenses of the Members. The Members shall be entitled to reimbursement from the Company for costs incurred by them and their Representatives in connection with the performance of their respective duties hereunder in the manner and to the extent set forth on Exhibit A. The reimbursements set forth on Exhibit A are intended to fully compensate each Member for any direct expenses incurred by the Members or the Representatives for legal, accounting, auditing and other services provided for the benefit of the Company (whether rendered by Affiliates of a Member or Representative or otherwise) and for any facilities (such as office space) and supplies provided to the Company and, except as set forth on Exhibit A, the Members, their Affiliates and their Representatives shall not receive any reimbursement for the foregoing items or matters, nor shall they receive any fees or other compensation from the Company, unless unanimously agreed from time to time by the Members.

         SECTION 6. BOOKS AND RECORDS

         6.1 Books and Records. UDC shall keep adequate books and records at the Company's place of business, setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of the Company. The costs and expenses (including employee costs) incurred by UDC in maintaining such books and records shall be paid or reimbursed to it by the Company to the extent provided in Section 5.8. Any Member or its designated representative shall have the right, at any reasonable time, to have access to and inspect, copy and audit the contents of such books or records. Unless the Executive Committee determines otherwise, the Company's financial books and records shall be audited annually at the expense of the Company, by a firm of independent certified accountants selected by the Executive Committee, and the costs of the audit shall be treated as an Approved Expense for purposes of this Agreement.

         6.2 Reports. Within 45 days following the end of each calendar quarter, UDC shall furnish each Member with: (a) cash basis financial statements consisting of a balance sheet and income statement for the quarter then ended, and, in the case of the report for the last quarter of each year, the same financial statements for the year then ended; and (b) a marketing status report. UDC shall also provide monthly statements to the Members comparing actual Company expenses with those projected on the then current Approved Budget.

         6.3 Tax Matters. UDC shall cause necessary tax information to be delivered to each Member as soon as reasonably practicable after the end of each fiscal year of the Company. UDC shall be the "Tax Matters Partner" pursuant to the Code and shall coordinate with the Company's accountants the preparation of tax information and tax returns relating to the Company, subject to the approval of the Executive Committee.

         6.4 Bank Accounts. UDC shall open and maintain in the Company's name one or more bank accounts, into which shall be deposited all Company funds and only Company funds. The funds in the Company's bank accounts may be withdrawn solely to pay Approved Expenses. Withdrawals from any Company bank account may be made by checks or other withdrawal forms signed by UDC.

         SECTION 7. AMENDMENTS

         7.1 Amendments. This Agreement may not be amended, except by a written instrument signed by the Members.

         SECTION 8. TRANSFER OF COMPANY INTERESTS; NEW MEMBERS

         8.1 General. No Member shall sell, assign, pledge, hypothecate, encumber or otherwise voluntarily transfer by any means whatever ("Transfer") all or any portion of its interest in the Company (or permit any Person directly or indirectly holding any interest in such Member directly or indirectly to Transfer any part of such interest), except for Transfers (a) approved in writing by all Members, or (b) permitted under Section 8.2 hereof. A transferee of a Member's interest in the Company will be admitted as a Substituted Member only pursuant to Section 8.4 hereof. Any purported Transfer which does not comply with the provisions of this Section 8 shall be void and of no force or effect.

         8.2 Permitted Transfers. Notwithstanding Section 8.1 hereof, a Member may permit direct and indirect Transfers of interests in such Member so long as such Transfers do not result in a Change in Control of such Member.

         8.3 Assignee of Member's Interest. If, pursuant to a Transfer of an interest in the Company by operation of law and without violation of Section 8.1 hereof (or pursuant to a Transfer that the Company is required to recognize notwithstanding any contrary provisions of this Agreement), a Person acquires an interest in the Company, but is not admitted as a Substituted Member pursuant to
Section 8.4 hereof, then, subject to Section 8.5 hereof, such Person:

                  8.3.1 shall be treated as an assignee of a Member's interest, as provided in the Act;

                  8.3.2 shall have no right to participate in the business and affairs of the Company or to exercise any rights of a Member under this Agreement or the Act; and

                  8.3.3 shall share in distributions from the Company with respect to the transferred interest, on the same basis as the transferring Member.

         8.4 Substituted Members. No Person taking or acquiring, by whatever means, the interest of any Member in the Company shall be admitted as a substituted Member in the Company (a "Substituted Member") without the written consent of all Members, which consent may be withheld or granted in the sole and absolute discretion of each Member.

         8.5 Option to Purchase.

                  8.5.1 General. Upon any Transfer of an interest in the Company in violation of this Section 8 or upon a Transfer of any interest in a Member that is prohibited by this Agreement (a "Triggering Event"), the Member to whom a Triggering Event has not occurred (the "Option Member") shall have the right, but not the obligation, to purchase the entire interest in the Company (the "Option Interest") of the Member to whom the Triggering Event occurred (the "Selling Member"), on the terms and conditions set forth in this Section 8.5.

                  8.5.2 Election. An Option Member may invoke the valuation procedure of Section 8.5.3 by giving written notice (the "Valuation Notice") to the Selling Member (or, if applicable, its representatives, successors, or assigns) and to each other Option Member, if any, at any time within six months following the Option Member's actual knowledge of the Triggering Event.

                  8.5.3 Valuation Procedure. For a period of 60 days following the Valuation Notice, the Option Member and the Selling Member (or, if applicable, the representatives, successors or assigns of the Selling Member) shall negotiate in good faith to determine the fair market value of all of the Company's assets, taken as a whole, exclusive of any goodwill or other intangible asset that does not have a book value for accounting purposes (the "Assets"). If the parties are unable to agree on the fair market value of the Assets within the prescribed 60-day period, the parties shall, within 15 days following the end of such 60-day period, unanimously select an appraiser or appraisers to determine the fair market value of the Assets. If the parties are unable to agree on an appraiser or appraisers within the foregoing 15-day period, then at the election of any party, the selection of an appraiser or appraisers shall be submitted to dispute resolution in accordance with Section
5.4 hereof. Following his or their selection, the appraiser(s) shall determine as soon as practicable the fair market value of the Assets assuming, for purposes of determining such value, that the Assets are liquidated in an orderly manner over a period of six months. The parties' agreement as to value, or if applicable, the appraiser's (appraisers') determination of value shall be binding on all parties for purposes of this Agreement. The date of the parties' agreement on the value of the Assets, or, if applicable, the date of the final appraisal report(s), is referred to hereinafter as the "Valuation Date." All appraisal costs and costs under Section 5.4 shall be borne by the Selling Member.

                  8.5.4 Purchase Price. The purchase price of the Option Interest shall equal 95% of the amount the Selling Member would receive pursuant to Section 9.2.3 if the Assets were sold for cash at their fair market value (determined in accordance with Section 8.5.3), the Company immediately dissolved, and its assets were applied and distributed (without retention of any reserves) in liquidation pursuant to Section 9.2 hereof.

                  8.5.5 Exercise of Right. Within 60 days following the Valuation Date, the Option Member shall give written notice to the Selling Member stating whether such Option Member desires to purchase the Option Interest. The Option Member shall thereafter be entitled to purchase the Option Interest by delivering to the Selling Member (or, if applicable, to the representatives, successors or assigns of the Selling Member) the Option Member's negotiable promissory note (the "Note") in a principal amount equal to the purchase price determined under Section 8.5.4, payable in equal annual installments of principal together with annual payments of interest at the Prime Rate, over a period not to exceed five years, with the first installment due and payable one year from the date of sale. The Note shall be secured by a collateral assignment of the Option Interest acquired by the Option Member, in a commercially reasonable form determined by the Option Member. The Note shall be due and payable in full at such time as the net fair market value of the Company's remaining assets (as reasonably determined by the Option Member) is less than 200% of the then outstanding balance of the Note.

                  8.5.6 Deliveries by Selling Member. Upon receipt of an Option Member's Note, the Selling Member (or, if applicable, its representatives, successors or assigns) shall deliver to the Option Member an executed assignment of the Option Interest to be acquired by the Option Member, sufficient to convey such interest to the Option Member free and clear of any liabilities, liens, claims or encumbrances, except those taken subject to by the Option Member, as provided below.

                  8.5.7 Assumption and Release. In connection with the purchase of any portion of the Option Interest hereunder, the Option Member shall release the Selling Member from and assume, as appropriate, such Company-related obligations and guarantees as shall relate to the transferred portion of the Option Interest and agree to indemnify and hold harmless the Selling Member with respect to all such obligations and guarantees.

                  8.5.8 Closing Adjustments. If the Option Interest is subject to any liability, lien, claim or encumbrance (including, without limitation, any Default Loan), the Option Member may elect (a) to cause the purchase price (or a portion thereof) to be applied to discharge such liability, lien, claim or encumbrance, or (b) to take the relevant portion of the Option Interest subject to such liability, lien, claim or encumbrance and to reduce the purchase price otherwise payable by the Option Member to the Selling Member by the amount of such liability, lien, claim or encumbrance.

                  8.5.9 Use of Nominee. At the election of a Option Member, the purchase of all or part of the Option Interest pursuant to this Section 8.5 may be completed by a nominee of the Option Member, in which case, the obligations of the Option Member under this Section 8.5 shall be performed by the nominee rather than the Option Member.

         8.6 Distributions in Respect of Transferred Interests. If any interest in the Company is transferred during any accounting period in compliance with the provisions of this Section 8, all distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee.

         SECTION 9. DISSOLUTION AND TERMINATION

         9.1 Dissolution. The Company shall dissolve upon the first to occur of any of the following events:

                  9.1.1 December 31, 2075;

                  9.1.2 The sale of all or substantially all of the Property and the collection of the proceeds of such sale;

                  9.1.3 The unanimous election by the Members to dissolve the Company;

                  9.1.4 Upon the entry of a decree of dissolution under Section 29-785 of the Act; or

                  9.1.5 Upon any other Withdrawal Event, unless the business of the Company is continued by the specific written consent of the remaining Member(s) given within 90 days after it acquires actual knowledge of such event.

         9.2 Winding Up.

                  9.2.1 Notice of Winding Up. Following the dissolution of the Company, as provided in Section 9.1 hereof, the Executive Committee may execute and file a notice of winding up with the Arizona Corporation Commission.

                  9.2.2 Effect of Filing. After the dissolution of the Company, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but the Company's separate existence shall continue until articles of termination have been filed with the Arizona Corporation Commission or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

                  9.2.3 Liquidation and Distribution of Assets. Upon the dissolution of the Company, the remaining Member(s), or a court-appointed trustee, if there is no remaining Member, shall take full account of the Company's liabilities and assets, and such assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof. During the period of liquidation, the business and affairs of the Company shall continue to be governed by the provisions of this Agreement, with the management of the Company continuing as provided in Section 5 hereof. The proceeds from liquidation of the Company's property, to the extent sufficient therefor, shall be applied and distributed in the following order:

                              9.2.3.1 To the payment and discharge of all of the
Company's debts and liabilities, including those to Members who are creditors (to the extent permitted by law), and to the establishment of any necessary reserves; and

                              9.2.3.2  To the  Members  and in  accordance  with
Section 3.1 hereof.

         9.3 Articles of Termination. When all debts, liabilities and obligations of the Company have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the Company have been distributed to the Members, articles of termination shall be executed and filed by the Members with the Arizona Corporation Commission.

         SECTION 10. MISCELLANEOUS

         10.1 Notices. Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally to the Person to whom the same is directed, sent by registered or certified mail, return receipt requested, addressed to the Member at the address appearing below such Person's name on the signature pages to this Agreement, or by facsimile transmission to the "FAX" number set below such Person's name on the signature pages to this Agreement, or if to the Company, by notice to each Member as herein provided, or to such other address as the parties may from time to time specify by notice in accordance with this
Section 10.1. Any such notice shall be deemed to be delivered, given and received for all purposes as of the date so delivered, if delivered personally or if sent by facsimile transmission, or, if sent by certified or registered mail, three days following the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, postage and charges prepaid.

         10.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

         10.3 Construction. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

         10.4 Time. Time is of the essence with respect to this Agreement.

         10.5 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

         10.6 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

         10.7  Incorporation  by Reference.  Every  exhibit,  schedule and other
appendix   attached  to  this   Agreement  and  referred  to  herein  is  hereby
incorporated in this Agreement by reference.

         10.8 Additional Documents. Each Member, upon the request of the other Member, agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

         10.9 Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

         10.10  Arizona Law.  The laws of the State of Arizona  shall govern the
validity  of  this  Agreement,   the   construction   of  its  terms,   and  the
interpretation of the rights and duties of the Members.

         10.11 Waiver of Action for Partition. Each Member irrevocably waives any right that such Member may have to maintain any action for partition with respect to any of the Company's property.

         10.12 Counterpart Execution; Facsimile Signatures. This Agreement may be executed in any number of counterparts pursuant to original or facsimile copies of signatures with the same effect as if both of the Members had signed the same document pursuant to original signatures. All counterparts shall be construed together and shall constitute one agreement.

         10.13 Representations and Warranties. Each Member represents and warrants to the Company and to the other Member that:

                  10.13.1 It has acquired its interest in the Company for its own account, for investment, and not with a view to or for the resale, distribution, subdivision or fractionalization thereof;

                  10.13.2 It has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any Person to sell, transfer or pledge all or any portion of its interest in the Company and has no current plans to enter into any such contract, undertaking, understanding, agreement or arrangement;

                  10.13.3 It has such business and financial experience alone, or together with its professional advisers, that it has the capacity to protect its own interests in connection with its acquisition of an interest in the Company;

                  10.13.4 It has sufficient financial strength to hold the interest in the Company as an investment and bear the economic risks of that investment (including possible complete loss of such investment) for an indefinite period of time;

                  10.13.5 It has been afforded the same access to the books, financial statements, records, contracts, documents and other information concerning the Company and the prospective business of the Company as has been afforded the other Member and has been afforded an opportunity to ask such questions as it has deemed necessary or desirable in order to evaluate the merits and risks of the investment contemplated herein;

                  10.13.6 It acknowledges that it has performed its own due diligence with respect to its interest in the Company and is relying on that due diligence in making this investment and that it is not relying on the other Member or its Affiliates with respect to tax, suitability or other economic considerations;

                  10.13.7 This Agreement constitutes a legal, valid and binding obligation of the Member enforceable against the Member in accordance with its terms;

                  10.13.8 To the Member's knowledge, the execution, delivery and performance of this Agreement by the Member does not and will not violate, conflict with or contravene any judgment, order, decree, writ or injunction, or any law, rule, regulation, contract or agreement to which the Member is subject; and

                  10.13.9  It  has  no  knowledge  of  any  existing   facts  or
circumstances that would serve as a major impediment to the development of the Project as currently conceived by the Members.

         10.14 Glossary. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 10.14:

         "Act" means the Arizona Limited Liability Company Act, as set forth in A.R.S. ss. 29-601 et seq., as amended from time to time (or any corresponding provisions of succeeding law).

         "Actor" has the meaning given that term in Section 5.7 hereof.

         "Additional  Capital  Contributions" has the meaning given that term in
Section 2.4.2 hereof.

         "Adjusted Capital Account Balance" means an amount with respect to any Member equal to the balance in such Member's Capital Account at the end of the relevant fiscal year, after increasing the balance in such Member's Capital Account by any amount which such Member is deemed to be obligated to restore pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5).

         "Affiliate" means, with respect to any Person: (a) any Person directly or indirectly controlling, controlled by or under common control with such Person; (b) any Person owning or controlling 10% or more of the outstanding voting interests of such Person; (c) any officer, director, or general partner of such Person; or (d) any Person who is an officer, director, general partner, trustee or holder of 10% or more of the voting interests of any Person described in clauses (a) through (c) of this definition.

         "Agreement" means this Operating Agreement, as amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder," refer to this Agreement as a whole, unless the context otherwise requires.

         "Approved Budget" has the meaning given that term in Section 5.2.4 hereof.

         "Approved Expenses" has the meaning given that term in Section 5.2.4 hereof.

         "Articles of  Organization"  has the meaning given that term in Section
1.9 hereof.

         "Assets" has the meaning given that term in Section 8.5.3.

         "Book Value" has the meaning given that term in Section 4.1.2 hereof.

         "Budget"  has the meaning given that term in Section 5.2.1 hereof.

         "Capital Account" means the capital account maintained for each Member in accordance with Section 4.3 hereof.

         "Capital Contribution" means, with respect to any Member, the amount of money and the net fair market value of any property (other than money) contributed to the Company by such Member pursuant to any provision of this Agreement.

         "Change of Control" means a change in ownership or control of a Member effected through a consolidation or merger with or into any other entity or any direct or indirect sale, assignment, transfer, lease or other disposition of all or substantially all of a Member's assets to another Person, unless (i) the surviving or successor entity in the event of a merger or consolidation, or the Person to which a sale, assignment, transfer or lease is made (the "Surviving Entity") (a) is an entity organized and existing under the laws of the United States, any state thereof or the District of Columbia and (b) expressly assumes all the obligations of the Member under this Agreement; (ii) immediately after giving effect to such transaction, no event of default and no event which, after notice or lapse of time, or both, would become an event of default, would exist; and (iii) the tangible net worth of the Member or the Surviving Entity, as the case may be, on a pro forma basis after giving effect to such consolidation, merger or sale, lease or conveyance of assets would be at least equal to the tangible net worth of the Member immediately prior to the date of such transaction. Notwithstanding the foregoing, clause (iii) shall not prohibit a transaction, the principal purpose of which is (as determined in good faith by the Member) to change the state of organization of the Member, and such transaction does not have as one of its purposes the evasion of the restrictions of this provision.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

         "Company" means the limited liability company formed pursuant to this Agreement and any limited liability company continuing the business of this Company in the event of dissolution as herein provided.

         "Contributing Member" has the meaning given that term in Section 2.6.1 hereof.

         "Contribution Notice" has the meaning given that term in Section 2.6.1 hereof.

         "Default  Loan" has the  meaning  given  that term in  Section  2.6.2.2 hereof.

         "Deficit  Amount"  has the  meaning  given that term in  Section  2.6.1 hereof.

         "Dispute" has the meaning given that term in Section 5.3 hereof.

         "Dispute  Notice"  has the  meaning  given that term in  Section  5.4.3 hereof.

         "Executive  Committee"  has the  meaning  given  that  term in  Section
5.1.1.1 hereof.

         "Independent  Activities"  has the  meaning  given that term in Section
1.10.1 hereof.

         "Initial  Operating  Budget" has the meaning given that term in Section
5.2.2 hereof.

         "Major Decision" has the meaning given that term in Section 5.5 hereof.

         "Member" means any Person identified as a Member in the introductory paragraph to this Agreement. If any Person is admitted as Substituted Member pursuant to the terms of this Agreement, "Member" shall be deemed to refer also to such Person. "Members" refers collectively to all Persons who are designated as a "Member" pursuant to this definition.

         "Net Cash Flow" means the gross cash proceeds from Company operations (including from sales, dispositions or refinancings of Company property), less the portion thereof used to pay or establish reserves for Company expenses, debt payments, capital improvements, replacements and contingencies, all as reasonably determined by the Executive Committee, consistent with any Approved Budget then in effect.

         "Non-Contributing  Member" has the  meaning  given that term in Section
2.6.1 hereof.

         "Option Interest" has the meaning given that term in Section 8.5.1 hereof.

         "Option  Member"  has the  meaning  given  that term in  Section  8.5.1 hereof.

         "Percentage Interest" means, with respect to each Member, the percentage identified in Section 2.1 hereof as that Member's "Percentage Interest" in the Company, subject to the adjustments provided under Section 2.1.

         "Permitted Activities" has the meaning given that term in Section 1.4 hereof.

         "Person" means any individual, partnership, corporation, trust, limited liability company or other entity.

         "Prime Rate" means the prime rate of interest announced from time to time by Bank One, Arizona NA, or its successor.

         "Profits" and "Losses" mean, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a), reduced by any items of income or gain subject to special allocation pursuant to Section 4.2 hereof, and otherwise adjusted by the Executive Committee to comply with Regulation Sections 1.704-1(b) and 1.704-2(b).

         "Project"  means  the  age-restricted   residential   community  to  be
developed on the Property.

         "Property" means approximately 670 acres of unimproved real property located in Gilbert, Arizona.

         "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Representative" has the meaning given that term in Section 5.1.1.1 hereof.

         "Selling  Member"  has the  meaning  given that term in  Section  8.5.1 hereof.

         "Substituted Member" has the meaning given that term in Section 8.4 hereof.

         "SunPower"  means  SunPower   Properties  L.L.C.,  an  Arizona  limited
liability company.

         "Transfer" has the meaning given that term in Section 8.1 hereof.

         "Triggering Event" has the meaning given that term in Section 8.5.1 hereof.

         "UDC" means UDC Homes, Inc., a Delaware corporation.

         "Valuation  Date" has the  meaning  given  that term in  Section  8.5.3 hereof.

         "Valuation Notice" has the meaning given that term in Section 8.5.2 hereof.

         "Withdrawal  Event"  means  those  events and  circumstances  listed in
Section 29-733 of the Act.

         [Signatures follow on next page]

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

                            SunPower Properties L.L.C., an Arizona
                            limited liability company

                            By:   Sunbelt/Acacia L.L.C., an Arizona
                                  limited liability company, Manager

                                  By:  Sunbelt Holdings II L.L.C.,
                                       an Arizona limited liability
                                       company, Manager

                                       By: Sunbelt Holdings Management, Inc.,
                                           an Arizona corporation, Manager


                                           By:
                                               --------------------------------
                                           Its:
                                                -------------------------------


                            426 North 44th Street, Suite 375
                            Phoenix, Arizona 85008
                            Fax No.: (602) 267-9114


                            UDC Homes, Inc., a Delaware
                            corporation


                            By:
                                -----------------------------------------------
                            Its:
                                 ----------------------------------------------


                            6710 N. Scottsdale Road
                            Scottsdale, AZ  85253
                            Fax No.: (602) 627-3756

                                    Exhibit A
                                    ---------

                 (Reimbursement of Member Expenses and Overhead)